Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-160198 and No. 333-157905) and Forms S-8 (No. 333-57352, No. 333-57354 and No. 333-145673) of Pennichuck Corporation of our reports dated March 4, 2010, relating to the consolidated financial statements and schedules, and the effectiveness of Pennichuck Corporation’s internal control over financial reporting, which appear in the Form 10-K.
/s/ ParenteBeard LLC
Reading, Pennsylvania
March 4, 2010